Exhibit 10.5

CONSULTING AGREEMENT

This Investment Consulting Agreement (the "Agreement") is made and entered into as of January 3rd, 2025, by and between:

Lorenzo Developments Inc., a corporation incorporated and existing under the laws of Canada, having its principal place of business at Unit 3, 336 Sheppard Avenue East, North York, ON, M2N 3B4 (hereinafter referred to as "Consultant"); and

[  ], a private equity firm incorporated and existing under the laws of Canada, having its principal place of business at [  ] (hereinafter referred to as "Client").

WHEREAS, Client has a total AUM of USD [  ] and seeks to diversify its investment portfolio by allocating approximately [  ] into the real estate sector, including investment vehicles including but not limited to Mortgage Investment Companies (MICs) and Real Estate Investment Trusts (REITs);

WHEREAS, Consultant possesses expertise in real estate investment consulting and has been retained by Client to conduct comprehensive investment due diligence analysis;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Scope of Services

Consultant shall provide the following services to Client:

1.1 Conduct a comprehensive analysis of current real estate market conditions and macroeconomic and microeconomic factors.

1.2 Perform risk management analysis related to potential investments.

1.3 Develop an exit strategy for the proposed investments.

1.4 Identify, evaluate, and recommend potential MICs and REITs for investment.

1.5 Determine appropriate fund allocation strategies.

1.6 Provide periodic reports and recommendations as required during the service period.

2. Compensation

2.1 Client agrees to pay Consultant a consulting fee equals []% of the total investment amount up to $[] CAD.

2.2 Payment shall be made as follows:

•	[ ]% ($[]) payable upon execution of this Agreement.

•	The remaining balance payable within 60 days from the execution date.

3. Term and Termination

3.1 The service period under this Agreement shall be 60 days from the date of execution.

3.2 Either party may terminate this Agreement upon written notice if the other party materially breaches any term of this Agreement and fails to remedy such breach within 10 business days of receiving written notice of the breach.

3.3 In the event of termination, Consultant shall be entitled to payment for all services rendered up to the date of termination.

4. Confidentiality

4.1 Both parties agree to maintain the confidentiality of all proprietary or non-public information exchanged in connection with this Agreement.

4.2 Confidential information shall not be disclosed to any third party without prior written consent, except as required by law.

5. Limitation of Liability

5.1 Consultant shall provide services in a professional and diligent manner but does not guarantee specific investment results.

5.2 Consultant shall not be liable for any investment losses, damages, or liabilities incurred by Client in connection with investments made based on Consultant’s recommendations.

6. Governing Law and Dispute Resolution

6.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada.

6.2 Any disputes arising under or in connection with this Agreement shall be resolved through good-faith negotiations between the parties. If a resolution is not reached within 30 days, the dispute shall be submitted to binding arbitration in Toronto, Ontario.

7. Miscellaneous

7.1 This Agreement constitutes the entire understanding between the parties and supersedes any prior agreements or understandings, whether written or oral.

7.2 No modification or amendment to this Agreement shall be valid unless made in writing and signed by both parties.

7.3 This Agreement may not be assigned by either party without the prior written consent of the other party.

7.4 If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Lorenzo Developments Inc.

By:
Name:
Title:
Date:

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By:
Name:
Title:
Date:

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